Exhibit 3.175

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ROUTE ONE HUNDRED LIMITED PARTNERSHIP

To the State Department of Assessments and Taxation

State of Maryland

The undersigned sole general partner, pursuant to Section 10-201 of the Annotated Code of Maryland, desiring to form a limited partnership under the laws of Maryland, hereby certifies that:

1.	The name of the limited partnership is: Route One Hundred Limited Partnership.

2.	The address of its principal office in this state is: 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The name and address of its resident agent is CSC – Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202.

3.	The name and business residence or mailing address of the sole general partner is set forth below:

NAME	ADDRESS
Delta – MD2, LLC	c/o DCT Industrial Trust Inc. 518 17th Street, Suite 800 Denver, CO 80202

4.	The limited partnership shall have perpetual existence.

5.	The undersigned constitutes the sole general partner in the above-named limited partnership.

[Signature on following page]

EXECUTED this 2nd day of September, 2010.

DELTA-MD2, LLC, a Delaware limited liability company General Partner

By:	Delta – MD1, LLC, a Delaware limited liability company its Managing Member

	By:	DCT Maryland LLC, a Delaware limited liability company its Sole Member

		By:	DCT Industrial Operating Partnership LP, a Delaware limited partnership its Sole Member

			By:	DCT Industrial Trust Inc., a Maryland corporation its General Partner

				By:	/s/ Marilyn Cartwright
				Name:	Marilyn Cartwright
				Title:	Assistant Secretary

I hereby consent to my designation in this document as resident agent for this limited partnership.

SIGNED:
Resident Agent

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